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                              APPENDIX II

                        STRATEGIC DISTRIBUTION, INC.
                        EXECUTIVE COMPENSATION PLAN

(As proposed to be adopted)


I.  PURPOSE

The purpose of the Plan is to provide management employees of the Company and its Subsidiaries with long-term, equity-based incentives to maximize the equity value of the Company.

II.  DEFINITIONS

"Bonus Award" means the bonus award granted to a Participant, as determined by the Committee.

"Bonus Pool" means the aggregate amount of Bonus Awards payable to employees of a Participating Employer in respect of a Plan Year.

"Committee" means the committee selected by the Board of Directors of the Company to administer the Plan, consisting of at least three individuals, each of whom is a "disinterested person" within the meaning of Rule 16b-3 promulgated under the Exchange Act.

"Common Stock" means common stock, $0.10 par value per share, of Strategic Distribution, Inc.

"Company" means Strategic Distribution, Inc., a Delaware corporation.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Long-Term Disability" means the inability of the Participant to substantially perform his or her duties to the Company by reason of physical or mental disability, as determined by the Committee in its reasonable discretion.

"Participant" means any management employee of a Participating Employer selected by the Committee to participate in the Plan.

"Participating Employers" means the Company and the Subsidiaries.

"Performance Goals" means the performance goals set for each Participating Employer and/or each Participant by the Committee.

"Plan" means the Strategic Distribution, Inc. Executive Compensation Plan.

"Plan Year" means a calendar year during which the Plan is in effect.

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"Subsidiary" means each subsidiary corporation of the Company designated by the
Committee to participate in the Plan.

III.  ELIGIBILITY; SELECTION OF PARTICIPANTS

All management employees of the Participating Employers shall be eligible to participate in the Plan. Participants for each Plan Year shall be selected by the Committee from among the eligible employees. No employee shall at any time have the right to be selected as a Participant nor, having been selected as a Participant for one Plan Year, to be selected as a Participant in any other Plan Year.

IV.  ADMINISTRATION

Except as otherwise provided herein, full power and authority to construe, interpret, and administer the Plan shall be vested in the Committee. The Committee may at any time adopt such rules, regulations, policies, or practices which it determines to be necessary or appropriate for the administration of, or the performance of its responsibilities under, the Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices.

V.  DETERMINATION OF BONUS AWARDS

The Committee will annually approve Performance Goals and Bonus Pools for each Participating Employer. The Committee will also establish formulas and criteria for calculating Bonus Awards for each Participant based on achievement of Performance Goals. The Committee shall determine the level of attainment of Performance Goals for each Participant and the Bonus Awards to be paid to each Participant for each Plan Year.

VI.  PAYMENT OF BONUS AWARDS; VESTING

Payment of Bonus Awards may be made in the form of cash or shares of Common Stock, as determined by the Committee. The date of payment, as well as the per-share price at which the portion of a Bonus Award payable in Common Stock shall be converted into Common Stock, shall be determined by the Committee.
Such per share price shall be the mean between the last quoted bid and ask prices reported for the Common Stock on the NASDAQ National Market System on the date immediately preceding the date on which such Bonus Award is made or, if prices for the Common Stock are not quoted on such date, then on the last preceding date on which such prices were quoted.

The cash portion of any Bonus Awards shall be vested upon payment. The portion of any Bonus Awards payable in Common Stock may be deferred and subject to vesting conditions and/or issued


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and subject to transfer restrictions and forfeiture, as determined by the
Committee.

Except as described in Article VIII below, in order to be eligible for payment of a Bonus Award for any year, a Participant must be actively employed by a Participating Employer on the date such payment is scheduled to be made.

VII.  SHAREHOLDER APPROVAL; REGULATORY RESTRICTIONS

The Plan is subject to shareholder approval at the Company's annual meeting of shareholders in May, 1996.

No more than 500,000 shares of Common Stock may be issued under the Plan.

Any Participant subject to the restrictions of Section 16(b) of the Exchange Act may not sell those shares of Common Stock constituting a portion of his or her Bonus Award for at least six months following the final determination by the Committee of the amount of such Bonus Award, and the number of such shares of Common Stock.

VIII.  TERMINATION OF EMPLOYMENT

In the event of termination of a Participant's employment with a Participating Employer by reason of death or Long-Term Disability after the end of a Plan Year and before the payment of a Bonus Award with respect to such Plan Year, such Bonus Award shall be paid to the Participant on the date specified by the Committee. In the event of a Participant's death, such payment shall be made to the Participant's designated beneficiary, or if there is none living, to the estate of the Participant.

In the event of a Participant's termination of employment with a Participating Employer for any reason other than death or Long-Term Disability, such Participant shall have no right to any unpaid Bonus Awards, unless the Committee specifically determines that such amounts are to be paid.

The portion of any Bonus Awards payable in shares of Common Stock which either have not been issued or have not vested as of the date of any termination of a Participant's employment shall be forfeited upon such termination, unless the Committee specifically provides otherwise.


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IX.  REORGANIZATION OR DISCONTINUANCE

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

X.  NON-ALIENATION OF BENEFITS

A Participant may not assign, sell, encumber, transfer or otherwise dispose of any rights or interests under the Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

XI.  NO CLAIM OF RIGHT UNDER THE PLAN

No employee or other person shall have any claim or right to be selected as a Participant under the Plan. Neither the Plan nor any action taken pursuant to the Plan shall be construed as giving any employee any right to be retained in the employ of any Participating Employer.

XII.  TAXES

The Company shall deduct from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

XIII.  PAYMENTS TO PERSONS OTHER THAN THE PARTICIPANT

If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefore has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.


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XIV.  NO LIABILITY OF COMMITTEE MEMBERS

No member of the Committee shall be personally liable by reason of any contract or other instrument related to the Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

XV.  TERMINATION OR AMENDMENT OF THE BONUS PLAN

The Committee may amend, suspend or terminate the Bonus Plan at any time, provided that no such action may increase the total number of shares of Common Stock which may be granted under the Bonus Plan without the approval of the Company's shareholders.

XVI.  UNFUNDED PLAN

Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Notwithstanding anything contained herein to the contrary, to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). To the extent the Plan is determined to be so subject, it is intended to constitute a "plan which is unfunded and is maintained by the employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees," as such phrase is used in ERISA, and the terms of the Plan shall be interpreted consistent with such intent.

XVII.  RESTRICTIONS

The Committee shall have the right to impose such conditions and restrictions on grants of Bonus Awards as it deems appropriate. Without limitation, the Committee may provide that Bonus Awards will be granted only to eligible persons who have entered into appropriate agreements, approved by the Committee, relating to non-competition, non-solicitation of customers and/or employees, protection of confidential information, and other matters that


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the Committee deems appropriate.  Such agreements need not be identical in scope, duration or content, and may provide that Participants who violate such restrictions will be required to pay back to the Company the value of all or a portion of any Bonus Awards previously paid to the Participant under the Plan.

XVIII.  GOVERNING LAW

The terms of the Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the state of Delaware, without reference to principles of conflict of laws.

XIX.  EFFECTIVE DATE

The effective date of the Plan is January __, 1996.











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